EMPLOYMENT AGREEMENT

          AGREEMENT, dated as of October 1, 2001, between Vital Living, Inc., a Nevada corporation (the "Company"), and Kenneth F. Lind (the "Executive").

          The Company wishes to secure the services of the Executive, on and subject to the terms and conditions set forth in this Agreement, and the Executive is willing to provide such services on and subject to the terms and conditions set forth in this Agreement.

   The parties therefore agree as follows:
1. Term of Services. The Executive's "term of employment", as this phrase is used throughout this Agreement, shall be for the period beginning on the business day October 1, 2001 and ending on the third anniversary thereof, subject, however, to earlier termination as expressly provided herein.

2. Employment. The Company shall, during the term of employment, employ the Executive, and the Executive shall serve as, President. During the term of employment, the Executive shall have such other functions, duties, powers and responsibilities as the Company's Board of Directors may from time to time delegate to the Executive. During the period of his employment hereunder, Executive shall devote all of his business time, interest attention, and effort to the faithful performance of his duties hereunder The Executive agrees, subject to his election as such and without additional compensation, to serve as a member of any committee of the Board of Directors of the Company to which he may be elected or appointed from time to time. During the term of employment, the Executive shall devote his full time and best efforts during normal business hours to the business and affairs of the Company. During the term hereof, Executive shall not vary the terms of his employment with the Company, without the specific written authorization from the Board of Directors.

   Place of Employment. The Executive's principal place of employment shall be 2800 South Rural Rd., Tempe, Arizona, and may change from time to time, subject to such reasonable travel as the rendering of the services hereunder may require.

3. Compensation; Other Agreements.

   3.1Base  Salary.   The  Company  shall pay or cause  to  be  paid  to  the
       Executive,  during the term of employment, a base salary of   $150,000
       per annum (the "Base Salary") paid $6,250 on the 15th and 30th of each month, with the last installments prorated from the date of commencement of employment.

   3.2Signing   Bonus.   As  an  inducement  for  Executive  to   begin   his
       employment with the Company, the Company agrees to compensate Executive with a $54,000 cash signing bonus, of which $27,000 has previously been paid and the remaining $27,000 is to be paid within one hundred and twenty (120) days of the date of this agreement.

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   3.3Reimbursement.   The Company shall pay or reimburse the  Executive  for
       all  reasonable  and  necessary  expenses  incurred  or  paid  by  the
       Executive   in   the  performance  of  his  services  hereunder   upon
       presentation  of  expense  statements  or  vouchers  or   such   other
       supporting information as the Company may customarily require of its executives.

   3.4Vacation  Policy.  The Executive shall be entitled to paid vacation  in accordance with the vacation policy of the Company; provided, however, that the Executive shall be entitled to at least two weeks paid vacation during each year of the term of employment.

   3.5Restricted Stock Grant.

       The Company has issued to Executive seven hundred fifty thousand shares (750,000) of common stock, which are being held in escrow.

       Delivery of the shares out of escrow to the Executive is contingent upon certain events as follows:

 (a) The Executive will immediately vest 320,000 of the shares concurrent with the signing of this agreement;

 (b) The Executive will continue to vest an additional 20,000 shares per month, on the 15th of each month going forward for the next six consecutive months;

 (c) Within the term of this employment agreement, at the time the Company achieves a minimum of $25,000 of Pre-tax income in any calendar month the Executive will vest an additional 155,000 shares; and

 (d) Within the term of this Agreement, at the time the Company achieves gross revenue of $1,000,000 within any 12 month trailing period, the Executive will vest the remaining 155,000 shares.

       The certificates for the shares placed in escrow bears the following restrictive legends conspicuously on their fronts or backs:

          The   transferability  of  the  shares  represented   by   this
          certificate is restricted by an Employment Agreement dated October 1, 2001, between the Company and the shareholder.

          The Company has not registered the shares represented by this certificate under the Securities Act of 1933, as amended, or any applicable state securities laws. The shareholder may not sell or transfer these shares unless they are registered

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          pursuant   to  these  laws  or  unless  exemptions   from   the
          registration requirements of these laws are applicable to the sale or transfer.

       When any of the shares are released from escrow, the certificate(s) representing the shares issued pursuant to this Agreement shall be reissued without the restrictive legend concerning the restrictions on transferability contained in this Agreement. If the required financial levels are not met, then the portion of the shares remaining in escrow because of such failure shall be delivered back to the Company as soon as practically possible.

      3.6 Stock Warrants. As an additional inducement for the Executive to begin his employment with the Company, the Company agrees to issue the Executive stock warrants, (the "Warrants") giving the Executive the right to purchase two hundred fifty thousand shares (250,000) of common stock $0.001 par value, of the Company (the "Warrant" shares). The exercise price of the Warrant Shares shall be THIRTY-FIVE CENTS ($.35) per share.

   The Warrants shall be exercisable at any time and from time to time, in whole or in part; provided, however, that warrants may be exercised for no longer than three (3) years from the date of this Agreement. The warrants shall be exercised by written notice directed to the Company, accompanied by a check payable to the Company for the Warrant shares being purchased. The Company shall make immediate delivery of such purchased shares, fully paid and non-assessable, registered in the name of Executive. The certificates evidencing such shares shall bear the following restrictive legend, unless and until such shares have been registered in accordance with the Securities and Exchange Act of 1933, as amended (the "Act"):

   THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT"), OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF IN ANY MANNER UNLESS THEY ARE REGISTERED UNDER SUCH ACT AND THE SECURITIES LAWS OR ANY APPLICABLE JURISDICTIONS OR UNLESS PURSUANT TO ANY EXEMPTION THEREFROM.

   The Company shall use its best efforts to register the Warrant Shares under the Act at the earlier of such time as it registers shares issuable pursuant to a qualified employee stock option plan or such time as it registers shares beneficially owned by or issued to executive officers or directors of the Company, or after one year, at the written request of the Executive.

   If, and to the extent that the number of shares of common stock of the Company shall be increased or reduced by an action other than for value, including but not limited to change of par value, split,

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   reclassification,  distribution or a dividend payable  in  stock,  or  the like,  the  number of shares subject to the Warrant and the warrant  price
   per   share   shall  be  proportionately  adjusted.  If  the  Company   is
   reorganized or consolidated or merged with another corporation,  Executive
   shall   be   entitled  to  receive  warrants  covering  shares   of   such
   reorganized, consolidated, or merged company in the same proportion, at an equivalent price, and subject to the same conditions. For purposes of the preceding sentence, the excess of the aggregate fair market value of
   the   shares   subject  to  the  warrant  immediately   after   any   such
   reorganization, consolidation, or merger over the aggregate warrant price of such shares shall not be more than the excess of the aggregate fair market value of all shares subject to the Warrant immediately before such reorganization, consolidation, or merger over the aggregate warrant price of such shares, and the new warrant or assumption of the old Warrant shall not give Executive additional benefits which he did not have under the old Warrant, or deprive him of benefits which he had under the old Warrant.

   Executive shall have no rights as a stockholder with respect to the Warrant Shares until exercise of the Warrant and payment of the Warrant Price as herein provided.

4. NON COMPETITION DURING TERM OF EMPLOYMENT. During the employment term, Executive shall not, directly or indirectly, whether as a partner, employee, creditor, shareholder, or otherwise, promote, participate, or engage in any activity or other business directly competitive with the Company's business, except with express permission of the Board. In addition, Executive, while employed, shall not take any action without the Company's prior written consent to establish, form, or become employed by a competing business on termination of employment by the Company, Executive's failure to comply with the provisions of the preceding sentence shall give the Company the right (in addition to all other remedies the Company may have) to terminate any benefits or compensation to which Executive may be otherwise entitled following termination of this Agreement.

5. Termination by the Company. The Company may terminate this Agreement for cause if any one or more of the following shall occur:

   5.1The Executive shall die during the term of employment; provided, however, that the Executive's beneficiaries shall be entitled to receive his Base Salary through the last day of the month in which his death occurs.

   5.2The  Executive shall become physically or mentally disabled so that  he is unable to perform his services for (I) a period of 30 consecutive days, or (ii) for shorter periods aggregating 30 days during any twelve-month period. The Executive shall become physically or mentally disabled so that he is unable substantially to perform his services for (i) a period of 30 consecutive days, or (ii) for shorter periods aggregating 30 days during any twelve-month period. Notwithstanding such disability the Company shall continue to pay the Executive his Base Salary through the date of such termination.

   5.3The  Executive  acts in a manner that provides Cause  for  termination.
       For the purposes of this Agreement, the term "Cause" means (i) the conviction of the Executive of any felony involving moral turpitude, or (ii) any act of fraud, theft or embezzlement by the Executive involving assets of the Company.

6. Termination by the Executive. The Executive may terminate this Agreement on sixty days written notice to the Company.

7. Severance. If the Company terminates this Agreement without Cause, then: the Company shall pay the Executive a lump sum cash payment (the "Severance Payment") equal to six months Base Salary. If the Executive terminates this employment agreement, the Company shall pay the Executive through the last day of employment, plus any accrued vacation or sick time.

8. Benefits. During the term of employment the Executive shall be eligible to participate in any 401(K), pension, group insurance, hospitalization, medical, dental, accident, disability or similar plan or program of the Company now existing or established hereafter to the extent that he is eligible under the general provisions hereof.

   The Company will pay the entire monthly health premium for the executive, which will include coverage for his immediate family (wife and children). The Executive will be responsible for any co-pays or deductibles.

9. Notices. All notices, requests, consents and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by reputable overnight courier, prepaid, or mailed first-class, postage prepaid, by registered or certified mail, as follows (or to such other or additional address as either party shall designated by notice in writing to the other in accordance herewith):

      (i)  If to the Company:

                    Vital Living, Inc
                    2800 South Rural Rd.
                    Tempe, AZ 85282
                    Attention:  Brad Edson

      (ii) If to the Executive, to the address set forth on the records of the Company.

10. Nonsolicitation. During the term of this Agreement and for a period of three years after its termination Executive will not (a) directly or indirectly recruit, solicit or otherwise influence any member of the Company, or any distributor of the Company to discontinue any relationship with the

   Company; (b) employ or seek to employ, or cause or permit any business which competes directly or indirectly with the Company (the "Competitive Business") to employ or seek to employ for any Competitive Business any person who is then (or was at any time within six months prior to the date Executive or the Competitive Business employs or seeks to employ such person) a distributor for the Company; or (c) interfere with, or disrupt or attempt to disrupt any past, present or prospective relationship, contractual or otherwise, between the Company and any customer, employee, distributor or agent of the Company.

11.Non-Disclosure  of  Information.   The  Executive  acknowledges  that  the
   databases of the the Company (collectively, the "Proprietary Information") are valuable, special and unique assets of the Company, access to and knowledge of which are essential to the performance of the Executive hereunder. In light of the highly competitive nature of the industry in which the Company's business is, the Executive agrees that all Proprietary Information, heretofore or in the future obtained by the Executive as a result of the Executive's association with the Company, shall be considered confidential.

   In recognition of this fact, the Executive agrees that the Executive will never use or disclose any of such Proprietary Information for the Executive's own purposes or for the benefit of any person or other entity or organization (except the Company) under any circumstances unless such Proprietary Information has been publicly disclosed generally or, unless upon written advice of legal counsel reasonably satisfactory to the Company, the Executive is legally required to disclose such Proprietary Information.

12.General.

   12.1 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Arizona applicable to agreements made and to be performed entirely in Arizona.

   12.2      Captions.   The  section  headings  contained  herein  are   for
       reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

   12.3 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior agreements, arrangements and understandings, written or oral, between the parties.

   12.4 Representations. The Company represents and warrants to the Executive that this Agreement is legal, valid and binding on the Company, enforceable in accordance with its terms. No representation, promise or inducement has been made by either party that is not expressly stated in this Agreement, and neither party shall be bound by or be liable for any alleged representation, promise or inducement not so set forth.

   12.5 Assignment. This Agreement and the Executive's rights and obligations hereunder may not be assigned by the Executive. This Agreement will be binding on any successors or assigns of the Company.

   12.6 Amendments; Waivers. This Agreement may be amended, modified, superseded, canceled, renewed or extended and the terms or covenants hereof may be waived only by written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect such party's right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other terms or covenant contained in this Agreement.

   12.7 Beneficiaries. Whenever this Agreement provides for any payment to the Executive's estate, such payment may be made instead to such beneficiary or beneficiaries as the Executive may designate in writing filed with the Company. The Executive shall have the right to revoke any such designation and to redesignate a beneficiary or beneficiaries by written notice to the Company (and to any applicable insurance company) to such effect.

   12.8     Validity;  No Mitigation.  The invalidity or unenforceability  of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. In the event of the termination of this Agreement by the Executive pursuant to Section 6, the Executive shall not be required to seek other employment in order to mitigate his damages hereunder, and, regardless of the period with respect to which paid, no compensation or other payments from any other employment, services or activity of the Executive shall be applied by the Company in reduction of or be payable or paid by the Company pursuant to this Agreement.

   12.9     Counterparts.   This Agreement may be executed  in  one  or  more
       counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

   12.10 Resolution of Disputes. Any dispute or controversy arising with respect to this Agreement may be referred by either party to JAMS/ENDISPUTE for resolution in JAMS/ENDISPUTE. Any such proceedings shall take place in Arizona before an arbitrator appointed in accordance with the procedures of JAMS/ENDISPUTE. The resolution of any such dispute or controversy by such arbitrator shall be final and binding. Judgment upon the award rendered by such arbitrator may be entered in any court having jurisdiction thereof, and the parties consent to the jurisdiction of the Arizona state courts for this purpose. The prevailing party shall be entitled to recover the costs of arbitration (including reasonable attorneys' fees and the fees of experts) from the losing party. If at the time any dispute or controversy arises with respect to this Agreement, JAMS/ ENDISPUTE is not in business or is no longer providing arbitration services, then the American Arbitration Association shall be substituted for JAMS/ENDISPUTE for the purposes of the foregoing provisions of this section.


          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                              Vital Living, Inc



                              By: /S/ Bradley D. Edson

                                     Name: Bradley D. Edson
                                     Title: C.E.O.

Agreed to and accepted as of
the date first above written

EXECUTIVE



/S/ Kenneth F. Lind
Name: Kenneth F. Lind